SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
             SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-CHRIS-CRAFT INDUS

GABELLI FUNDS, INC.
          THE GABELLI GLOBAL MULTI MEDIA TRUST
                    11/16/95            1,000            41.6250

          GABELLI CAPITAL ASSET FUND
                    10/31/95            1,000            40.0000

GAMCO INVESTORS, INC.
                    11/28/95              600            41.8750
                    11/20/95              540-           41.1250
                    11/16/95            7,131-           41.6974
                    11/09/95            3,375-           41.8784
                    10/30/95              212-           39.5000
                    10/25/95            2,652-           41.6557
                    10/23/95              318-             *DO
                    10/19/95            3,724-             *DO



PREFERRED CONVERTIBLE STOCK-CHRIS CRAFT CLASS'B'

GAMCO INVESTORS, INC.
                    12/14/95              560-           40.7500
                    11/20/95            1,091-           41.1250
                    11/09/95            4,024-           41.8784
                    11/07/95              983-             *DO







(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.




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